UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2010

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-33021	57-1126200
(Commission File Number)	(IRS Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina	29650
(Address of principal executive offices)	(Zip Code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Greer Bancshares Incorporated (the “Company”) held its Annual Meeting of Shareholders on May 13, 2010. The common shareholders voted for the approval of the compensation of the Company’s executives as described in the Summary Compensation Table and the other executive compensation tables and related discussion in the Company’s Proxy Statement. The common shareholders also voted for the election of four (4) directors to serve for terms of three (3) years each, expiring on the date of the 2013 Annual Meeting of Shareholders or until their successors have been duly elected and qualified. The results of the voting in these elections are set forth below.

Advisory Vote on Executive Compensation

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Advisory Vote on Executive Compensation	1,430,248	78,672	151,867	—

Nominees for Three Year Terms Expiring in 2013

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Walter M. Burch	1,151,882	43,298	465,607
Paul D. Lister	1,144,220	50,960	465,607
C. Don Wall	1,147,104	48,076	465,607
Theron C. Smith, III	1,000,026	195,154	465,607

The terms of office of the following directors continued after the meeting:

Class of 2011	Class of 2012
Gary M. Griffin	Mark S. Ashmore

Kenneth M. Harper	Harold K. James

R. Dennis Hennett	Steven M. Bateman

David M. Rogers	Raj K. S. Dhillon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREER BANCSHARES INCORPORATED

By:	/s/ Kenneth M. Harper
Name:	Kenneth M. Harper
Title:	President and Chief Executive Officer

Dated: May 18, 2010

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